                                                                      EXHIBIT 10

                                 AMENDMENT NO. 1
                                     TO THE
             INTEGRITY MUSIC, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN

         This Amendment No. 1 ("Amendment") to the Integrity Music, Inc. 1994 Employee Stock Purchase Plan is made and executed as of this 6th day of August, 1999.

         WHEREAS, the Compensation Committee of the Board of Directors of Integrity Incorporated (the "Corporation"), deems it to be in the best interests of the Corporation and its stockholders to effect certain amendments to the Integrity Music, Inc. 1994 Employee Stock Purchase Plan (the "Plan");

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. ESTABLISHMENT OF THE PLAN. Section 1.1 is hereby deleted in its entirety and replaced with the following:

         1.1 Establishment of the Plan.

         Integrity Incorporated (the "Corporation") hereby establishes a stock purchase plan, effective October 1, 1994, as amended on August 6, 1999, to be known as the "INTEGRITY INCORPORATED 1994 EMPLOYEE STOCK PURCHASE PLAN" (the "Plan").


         2. OPTION PRICE. Section 5.1 of the Plan is hereby deleted in its entirety and replaced with the following:

         5.1 Option Price.

         The Option Price of a share of Common Stock purchased for a Participant pursuant to the exercise of an Option for the Option Period shall be set be 90% (ninety percent) of the Fair Market Value of a share of Common Stock on the Exercise Date.


         3. CALENDAR YEAR LIMIT. Section 5.2 of the Plan is hereby deleted in its entirety and replaced with the following:

         5.2 Calendar Year $5,000 Limit.

         Notwithstanding anything else contained herein, no Employee may be granted an Option which permits such Employee's rights to purchase Common Stock under this Plan and any qualified employee stock purchase plan (within the meaning of Code section 423) of the Corporation and its Subsidiaries to accrue at a rate which exceeds $5,000 of Fair Market Value of such Common Stock for each calendar year in which an Option is outstanding at any time. For purposes of this section, Fair Market Value shall be determined as of the Date of Grant.


         4. EXPENSES OF PLAN. The Plan shall be amended to add the following
Section 5.3:

         5.3 Expenses of Plan.

         All expenses associated with operation of this Plan, including any and all expenses, brokerage fees or commissions payable upon the purchase of Common Stock under this Plan, shall be paid by the Corporation.


         5. LEAVE OF ABSENCE. Section 3.2 of the Plan is hereby deleted in its entirety and replaced with the following:

         For the purposes of Section 3.1, an individual on a leave of absence from the Employer shall be deemed to be an Employee for the first 90 days of such leave. Such individual's employment with the Employer shall be deemed to terminate at the close of business on the ninetieth day of the leave, unless the individual has returned to regular employment with the Employer before the close of business on such ninetieth day or the individual's right to reemployment is guaranteed either by statute or by contract. Termination of any individual's leave of absence by the Employer, other than on account of a return to employment with the Employer or where the individual's right to reemployment is guaranteed either by statute or by contract, shall be deemed to terminate an individual's employment with the Employer for all purposes of the Plan.


         6. EFFECT OF AMENDMENT. As modified hereby, the provisions of the Plan shall remain in full force and effect. This amendment shall not affect any right with respect to any grant previously made under the Plan.


         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be duly executed as of the date first above written.

                                         INTEGRITY INCORPORATED


                                         ---------------------------------
                                         By:
                                                --------------------------
                                         Title:
                                                --------------------------





                                     - 2 -